                                                               EXHIBIT 10.1

              SECOND AMENDMENT TO STANDBY REIMBURSEMENT AGREEMENT

         This Second Amendment is made and entered into as of this 25th day of June, 1994, by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Borrower") and SANWA BANK CALIFORNIA (the "Bank") with reference to the following facts, which shall constitute recitals within the meaning of California Evidence Code Section 622 and which shall be conclusively presumed to be true as between the parties.

                                    RECITALS

A. On or about July 1, 1988 Borrower made, executed and delivered to Bank that certain Standby Reimbursement Agreement dated as of July 1, 1988 (the "Agreement"). The Agreement was subsequently amended by a First Amendment To Standby Reimbursement Agreement dated as of July 14, 1993 (the "First Amendment") and the Agreement as amended by the First Amendment the ("Amended Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Amended Agreement.

B. Borrower has requested that Bank amend certain financial covenants as described below.

C. The Bank has agreed to so amend the financial covenants on the terms and conditions stated in this Amendment.


                                   AGREEMENT

         NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. RECITALS. The Recitals are incorporated herein by this reference, as are all exhibits and schedules, and the parties agree that the information received above is true and correct.

2. AMENDMENTS. As of the Effective Date, the first full paragraph of Subsection (a)(3) of Section 9 of the Amended Agreement is deleted in its entirety and the following is substituted in its place:

         "(3) a minimum Fixed Charge Coverage of 1,250 to 1.0 at the end of each fiscal quarter ending on or after June, 1994, through and including December, 1994, and 2.50 to 1 at the end of each fiscal quarter ending on or after March, 1995;"

3. CONDITIONS PRECEDENT. The Bank's obligations under this Amendment are subject to the condition precedent that no event shall have occurred or would result from this Amendment which con-stitutes and Event of Default under the Amended Agreement, the Indenture, the Loan Agreement or the Bonds, or would constitute and Event of Default but for the requirement that notice be given or time elapse or both.

4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

         (a) That the representations and warranties made by the Borrower contained in Section 8 of the Amended Agreement or in any instrument delivered pursuant to or in connection with the Amended Agreement are true and correct in all material respects on and as of the date of this Amendment and as of the Effective Date as though made on and as of such dates;

         (b) That the execution, delivery and performance of this Amendment is within Borrower's corporate powers, has been duly authorized by all necessary corporate action, and (i) does not contravene any law or any contractual restrictions binding on the Borrower, and (ii) will not violate any provision of law or regulation or any order of any governmental authority, court, arbitration board or tribunal, or Borrower's articles of incorporation or by-laws, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien charge, or encumbrance upon, any of the property or assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties are bound:

         (c) That the Amended Agreement as amended by this Amendment is the legal, valid and binding obligation of the borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally or the availability of equitable remedies; and

         (d) That no event has occurred and is continuing or would result from this Amendment which constitutes an Event of Default under the Amended Agreement, the Indenture, the Loan Agreement or the Bonds, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

5. REFERENCES. As of the Effective Date, each reference in the Amended Agreement to "this Agreement," "the Agreement," "hereunder", "herein", "hereof", or words of like import referring to the Amended Agreement, shall mean and be a reference to the Amended Agreement, as amended by this Amendment.

6. AFFIRMATION. Except as specifically amended above, the Amended Agreement shall remain in full force and effect and is hereby ratified and confirmed.

7. CHOICE OF LAW. THIS AMENDMENT SHALL BE DEEMED TO BA A CONTRACT UNDER AND SUBJECT TO AND SHALL BE CONSTRUED FOR ALL PURPOSES AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

8. INTEGRATION. This Amendment and the documents and instruments referred to herein constitute a single, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Amendment.

9. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first written above.


BANK                                       BORROWER:

SANWA BANK CALIFORNIA                      DREYER'S GRAND ICE CREAM, INC.
                                           a Delaware corporation

/s/ Mark Brody                             By: /s/ William C. Collett
____________________________                   _______________________
Mark Brody, Vice President                     William C. Collett,
  and Manager                                  Treasurer